Exhibit 10.24

Restricted Stock Agreement
under the Open Link Financial, Inc.
2006 Stock Option and Grant Plan

Name of Grantee:                                                                                (the “Grantee”)

No. of Shares:                                       Shares of                                 Common Stock

Grant Date:                                                                                      (the “Grant Date”)

Per Share Purchase Price:  $.001 (the “Per Share Purchase Price”)

Pursuant to the Open Link Financial, Inc. 2006 Stock Option and Grant Plan (the “Plan”), Open Link Financial, Inc., a Delaware corporation (together with its successors, the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee or other key person (including consultants and prospective employees) of the Company or any of its Subsidiaries, the Shares (as defined below) at the Per Share Purchase Price, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and on Exhibit A hereto and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her. The Company hereby acknowledges receipt of $                 in full payment for the Shares and agrees to the provisions set forth on Exhibit A hereto. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

1.             Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

An “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Restricted Stock Agreement, including Exhibit A hereto.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, as the case may be, or (ii) the Grantee or any Permitted Transferee, as the case may be, being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Grantee’s or the Permitted Transferee’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Grantee or any Permitted Transferee, as the case may be, being subject to a transfer of Shares by operation of law, except by reason of death.

“Cause” means a dismissal as a result of (i) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated willful failure by the Grantee to follow the directives of the chief executive officer of the Company or any of its Subsidiaries, the Board, or the board of directors of any of the Company’s Subsidiaries or (iv) any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Subsidiaries. [In the event a grantee is a party to an employment agreement with the Company, its Subsidiaries or any successor entity that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to such grantee for purposes of this Agreement and not this definition.]

“Good Reason” means the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the Grantee’s responsibilities, authorities, powers, functions or duties; (ii) a reduction in the Grantee’s annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; (iii) the relocation of the offices at which the Grantee is principally employed to a location more than 50 miles from such offices or (iv) a breach by the Company of its obligations under Exhibit A attached hereto, provided that the Grantee first delivers to the Company ten (10) days written notice of breach and provided further that the Company fails to cure any such breach indicated in such notice (to the extent such cure is reasonably possible) within a reasonable time period. [In the event a grantee is a party to an employment agreement with the Company, its Subsidiaries or any successor entity that contains a different definition of “good reason,” the definition set forth in such other agreement shall be applicable to such grantee for purposes of this Agreement and not this definition.]

“Initial Public Offering” shall mean the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Company’s common stock shall be publicly held.

“Permitted Transferees” shall mean any of the following to whom the Grantee may transfer Shares hereunder: the Grantee’s spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Grantee is the settlor; provided, however, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms. Upon the death of the Grantee (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Grantee’s (or such deceased Permitted Transferee’s) estate, executions, administrations, personal representations, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Shares” shall initially mean all of the Shares being purchased by the Grantee on the date hereof, provided, that on each of the dates listed below, the respective number of Shares indicated below shall become Vested Shares.

Percentage of Shares
Vesting Date	Becoming Vested

[ , 2007]	20%

At the end of each quarterly period commencing [ , 2007]	5%

Notwithstanding the foregoing, Restricted Shares shall also become Vested Shares in accordance with Section 3(d) and (e).

“Sale Event” shall mean, regardless of form thereof the consummation, in any one transaction or series of related transactions, of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation involving the Company as a result of which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; provided, however, that the consummation of a public offering of securities of the Company or its Subsidiaries shall in no event be deemed a Sale Event.

“Service Relationship” shall mean any relationship as an employee, part-time employee, director, consultant or other key person of the Company or any Subsidiary such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Grantee status changes from full-time employee to part-time employee or consultant.

“Shares” shall mean the shares of Stock (as defined below) being purchased by the Grantee on the date hereof pursuant to this Agreement and any additional shares of Stock or other securities received in respect of the Shares, as a dividend on, or otherwise on account of, the Shares.

“Stock” shall mean the Company’s Common Stock, par value $.001 per share, together with any shares into which Stock may be converted or exchanged, as provided above and herein.

“Termination Event” shall mean the termination of the Grantee’s Service Relationship with the Company and its subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary. For purposes hereof, the Committee’s determination of the reason for termination of the Grantee’s Service Relationship shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees.

“Vested Shares” shall mean all Shares which are not Restricted Shares.

2.             Purchase and Sale of Shares; Investment Representations.

(a)             Purchase and Sale. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the Per Share Purchase Price.

(b)             Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 2(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i)            The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)           The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii)          The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)          The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v)           The Grantee understands that the Shares are not registered under the Act or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

3.                     Repurchase Right.

(a)               Repurchase. Upon the occurrence of a Termination Event or the Bankruptcy of the Grantee, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event or Bankruptcy. In addition, upon the Bankruptcy of any of the Grantee’s Permitted Transferees, the Company or its assigns shall have the right and option (together with the right and option contemplated by the preceding sentence of this Section 3(a), the “Repurchase Right”) to repurchase all or any portion of the Shares held by such Permitted Transferee as of the date of such Bankruptcy. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3(a).

(b)              Repurchase Price. The per share purchase price of the Shares subject to the Repurchase (the “Repurchase Price”) shall be, subject to adjustment as provided above (i) in the case of Shares which are Vested Shares as of the date event giving rise to the of the Repurchase, the Fair Market Value of such Vested Shares as of the date the Committee elects to exercise its Repurchase Right and (ii) in the case of Restricted Shares outstanding as of such date, the Per Share Purchase Price.

(c)               Closing Procedure. The Company or its assigns shall effect the Repurchase (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, any Permitted Transferees) written notice within six (6) months after the Termination Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected. Upon such notification, the Grantee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Grantee or any Permitted Transferees (or at such later date as is determined necessary by the Committee to avoid breach by the Company of any agreement to which it is a party), the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase Right specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by or merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect, subject to Section 10(b) below.

(d)              Sale of the Company. Upon and subject to the occurrence of a Sale Event, the vesting of each tranche of Shares listed above in Section 1 under the definition of Restricted Shares shall accelerate by one year. Subject to the foregoing, if:

(i)            the Sale Event involves an exchange of stock of the Company solely for stock of the acquiror, whether by merger, consolidation or otherwise, regardless of the form thereof (or if the Stock remains outstanding after such Sale Event), all stock received in exchange for Restricted Shares in such exchange by the Grantee or any Permitted Transferee (or any Restricted Shares remaining outstanding, as applicable) shall be (or remain, as applicable) outstanding subject to the provisions of this Agreement; provided however, in the event of a Termination Event after such Sale Event which is by the Company without Cause or by the Grantee for Good Reason, the Restricted Shares then held by the Grantee or any Permitted Transferees shall thereupon be deemed fully vested.

(ii)           if the Sale Event involves a sale of the Company’s stock or assets solely for consideration other than stock of the acquiror, and the Grantee agrees in writing to the restrictions set forth in the following sentence, all Restricted Shares held by the Grantee or any Permitted Transferee shall be deemed fully vested as of the consummation of the Sale Event. The proceeds resulting from such Sale Event attributable to the Restricted Shares vested under the preceding sentence (the “Acceleration Proceeds”) shall be paid or delivered to the Grantee as follows: (A) if there shall not occur a Termination Event prior to the next date on which all or any portion of the Restricted Shares would have vested pursuant to the terms of this Agreement without regard to the provisions of this Section 3(d)(ii) (such date and each such date thereafter, a “Vesting Date”), that portion of the Acceleration Proceeds that is attributable to Restricted Shares that would have vested on such Vesting Date shall be paid or delivered to the Grantee on such Vesting Date, (B) if there shall occur a Termination Event after such Sale Event which is by the Company without Cause or by the Grantee for Good Reason, any remaining portion of the Acceleration Proceeds shall be paid or delivered to the Grantee within ten (10) days of such Termination Event and (C) if there shall occur a Termination Event by the Company for Cause, by the Grantee without Good Reason or by reason of death or disability (as defined in Section 422(c) of the Code), no additional Acceleration Proceeds shall paid or delivered the Grantee after the date of such Termination Event. If the Grantee does not agree in writing to the restrictions in the preceding sentence, the Sale Event shall have the same effect as a Termination Event with respect to the Restricted Shares then held by the Grantee.

(iii)          if the Sale Event involves partly (A) cash or consideration other than stock and (B) stock consideration, the provisions of subparagraphs (i) and (ii) above shall be applied on a pro rata basis in proportion to the consideration offered in the Sale Event.

The Company shall have the right, exercisable in its discretion in connection with any Sale Event or otherwise, to accelerate vesting.

(e)           Death or Disability. If a Termination Event occurs prior to a Sale Event by reason of the Grantee’s death or disability (as defined in Section 422(c) of the Code), the vesting of each tranche of Shares listed above in Section 1 under the definition of Restricted Shares shall accelerate by one year.

4.             Restrictions on Transfer of Shares. None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4. In connection with any transfer of Shares, the Company may require the transferor to provide at the Grantee’s own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

(a)               Transfers to Permitted Transferees. The Grantee (but not any transferee thereof) may sell, assign, transfer or give away any or all of the Shares to Permitted Transferees; provided, however, that such Permitted
Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including, without limitation, the provisions of Sections 3, 4, 5 and 10(a)) and shall have delivered a written acknowledgment to that effect to the Company.

(b)              Transfers Upon Death. Upon the death of the Grantee, all Shares shall remain subject to Sections 3, 4, 5 and 10(a), as applicable, and the Grantee’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated hereby.

(c)               Other Transfers; Notice; Right of First Refusal. In the event that the Grantee (or any Permitted Transferee holding Shares subject to this Section 4(c)) desires to sell or otherwise transfer all or any part of the Vested Shares (but in no event Restricted Shares, which shall not be sold or transferred except as contemplated by Sections 3(a), 4(a) or 4(b)), the Grantee (or Permitted Transferee) first shall give written notice to the Company of the Grantee’s (or Permitted Transferee’s) intention to make such transfer. Such notice shall state the number of Vested Shares which the Grantee (or Permitted Transferee) proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Grantee (or Permitted Transferee) within the foregoing 30-day period. If the

Company or its assigns elect to exercise its purchase rights under this Section 4(c), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Grantee (or Permitted Transferee). In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Grantee (or Permitted Transferee) may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Grantee’s (or Permitted Transferee’s) notice. Any Shares purchased by such proposed transferee shall be deemed held by a Permitted Transferee and accordingly shall remain subject to the terms of this Agreement, including without limitation, the provisions of Section 3, 4, 5 and     10(a) to the same extent as if the Grantee continued to hold them. Any shares not sold to the proposed transferee shall remain subject to this Agreement shall no longer be subject to the terms of this Agreement. Any Shares not sold to the proposed transferee shall remain subject to this Agreement. Notwithstanding the foregoing, the restrictions on Vested Shares under this Section 4(c) shall terminate in accordance with Section 10(b).

5.             Drag Along Right. In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company in each case in a transaction constituting a change in control of the Company, to any non-Affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Shareholders (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), the Grantee, including any of his or her successors as contemplated herein, shall be obligated to and shall upon the written request of a Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 5.

6.             Legend. Any certificate(s) representing the Shares shall carry substantially the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated                      ,           between the Open Link Financial, Inc. (the “Company”) and the holder of this certificate (a copy of which is available at the offices of the Company for examination).”

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.”

7.             Escrow Arrangement.

(a)             Escrow. In order to carry out the provisions of Sections 3, 4 and 5 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Grantee and any Permitted Transferee, as the Grantee's and each such Permitted Transferee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company's Repurchase Right and right of first refusal, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares (if any) to be held in escrow pursuant to this Section 7.

(b)             Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, any Permitted Transferees or any other person or entity is required to sell the Grantee's Shares pursuant to the provisions of Section 3, 4 and 5 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of Section 3, 4 and 5, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

8.             Withholding Taxes. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 7 hereof, the minimum federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his or her Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the Fair Market Value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares. The Grantee acknowledges that the Company has advised the Grantee to obtain tax advice from his own personal tax advisor on the tax consequences of the purchase of the Shares. The Grantee agrees that the filing of a Section 83(b) election is the Grantee’s responsibility.

9.             Assignment. At the discretion of the Board, the Company shall have the right to assign its Repurchase Right or its right of first refusal to any Person or Persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

10.           Miscellaneous Provisions.

(a)               Lockup provision. The Grantee and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation, pursuant to Rule 144 under the Act) held by him or her for (a) one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Act in connection with the Company’s Initial Public Offering, or (b) ninety (90) days following the effective date of the relevant registration statement in connection with any other public offering of Stock, as the Company and such underwriter shall specify reasonably and in good faith. Notwithstanding the foregoing, if: (x) during the last 17 days of the foregoing 180-day period or 90-day period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day period or 90-day period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the period, then the restrictions described above shall continue to apply until the expiration of an 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Grantee agrees, if requested by the underwriter engaged by the Company, to execute a separate letter reflecting the agreement set forth in this Section 10(a).

(b)              Termination. The Company’s Repurchase Right as to Vested Shares under Section 3, the restrictions on transfer of Vested Shares under Section 4(c) and the Grantee’s Drag Along obligations under Section 5 shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act of 1934 and publicly traded on NASDAQ/NMS or any national security exchange; provided, however, that all other provisions shall remain in effect following the same until all of the Shares have become Vested Shares.

(c)             Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(d)             Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(e)             Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(f)              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(g)             Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(h)             Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof. The Grantee agrees that if a court of competent jurisdiction determines that any restriction, or portion thereof, set forth in Section 3 of Exhibit A hereto is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of Section 3 of Exhibit A hereto shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of Section 3 of Exhibit A hereto is unenforceable, the remaining provisions of Section 3 of Exhibit A hereto and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

(i)              Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

(j)              Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. Without limitation of the foregoing, upon any stock-for-stock merger in which the Company is not the surviving entity, shares of the Company’s successor issued in respect of the Shares shall remain subject to vesting and, if such successor is a private company, subject to the Repurchase Right in Section 3, the right of first refusal under Section 4(c), the drag-along under Section 5 and the lockup provision under Section 10(a). The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(k)             Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.

The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith. This Section 10(k) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution

(except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(l)              Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the date first above written.

COMPANY

OPEN LINK FINANCIAL, INC.

By:
Name:
Title:

GRANTEE:

Name:

Address:

SPOUSE’S CONSENT

I acknowledge that I have read the foregoing Restricted Stock Agreement and understand the contents thereof.

Exhibit A

Grantee:

1.             Base Salary: During the Grantee’s employment with the Company or any of its Subsidiaries, the Company shall pay the Grantee an annual salary of no less than $              (the “Base Salary”), payable in accordance with the Company’s usual payroll payment practice.

2.             Termination Benefits: If the Grantee’s employment with the Company is terminated without Cause, the Company will pay the Grantee the following termination benefits (“Termination Benefits”) upon the execution and delivery by the Grantee to the Company of a general release of any and all claims (other than those arising under this Exhibit A) in a customary form reasonably satisfactory to the Company:

(a)             if such termination occurs on or prior to the first anniversary of the date hereof (the “Anniversary Date”):

(i)   continuation of Grantee’s Base Salary for the longer of (A) the period from the date of termination through and including the Anniversary Date and (B) the six (6) month period following the date of termination; and

(ii)  payment of an aggregate amount equal to the product of (x) 75% of the aggregate amount of the bonus paid to the Grantee in respect of the 2005 fiscal year times (y) a fraction the numerator of which is the number of days remaining until the Anniversary Date and the denominator of which is 365 (the payment referred to in this clause (ii) to be paid in equal installments along with Base Salary paid pursuant to clause (i) during the Termination Benefits Period);

(b)             if such termination occurs after the Anniversary Date, continuation of Grantee’s Base Salary for a period of six (6) months following the date of termination;

(c)             payment of any bonus under any bonus plan established by the Board with respect to the fiscal year in which such termination occurs that otherwise would have been paid had the Grantee’s employment not so terminated, pro-rated to reflect the number of days between the beginning of the relevant fiscal year and the date of such termination; and

(d)             continuation of group health plan benefits during the period the Grantee is entitled to a continuation of his Base Salary pursuant to Sections 2(a) or 2(b) hereof (the “Termination Benefits Period”), to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the Grantee as in effect on the date of termination.

All payments under Sections 2(a)-(c) shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Company’s usual practice as in effect from time to time.

3.             Non-Competition and Non-Solicitation. In consideration of the Grantee’s employment with the Company, the Termination Benefits contained in Section 2, the grant of restricted stock of the Company pursuant to the terms of the Restricted Stock Agreement to which this Exhibit A is attached, and the benefits derived by the Grantee as a result of the transactions contemplated by the Contribution and Exchange Agreement by and among the Grantee, OLF Acquisition Corp. and the other parties thereto dated as of February 1, 2006 and all related agreements,

(a)             the Grantee hereby agrees that during the period commencing on the date hereof and ending on the date that is one year following the date of the termination of the Grantee’s employment with the Company for any reason regardless of the circumstances thereof, the Grantee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or in any foreign country in which the Company has conducted business, is conducting business or is presently contemplating conducting business, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, executive, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company), including any such business, organization or person involving, or which is, a family member of the Grantee, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered or proposed to be conducted or offered by the Company or its subsidiaries or affiliates during any period in which the Grantee is employed by the Company or any of its subsidiaries or affiliates. Without implied limitation, the foregoing covenant shall be deemed to prohibit (a) hiring or engaging or attempting to hire or engage for or on behalf of the Grantee or any such competitor any employee of the Company or any of its direct and/or indirect subsidiaries and affiliates, or any former employee of the Company and any of its direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of such attempt to hire or engage, (b) encouraging for or on behalf of the Grantee or any such competitor any such employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries and affiliates, (c) recruiting or soliciting for or on behalf of the Grantee or any such competitor any customer of the Company or any of its direct or indirect subsidiaries and affiliates, or any former customer of the Company or any of its direct or indirect subsidiaries and affiliates who was a customer during the six (6) month period immediately preceding the date of such solicitation and (d) diverting to any person any customer or business opportunity of the Company or any of any of its direct or indirect subsidiaries and affiliates. Notwithstanding anything herein to the contrary, the Grantee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise.

(b)             If the Grantee violates any of the restrictions contained in this Section, the restrictive period will be extended for the period of time from the commencement of any violation until the time when the Grantee cures the violation to the Grantee’s reasonable satisfaction.

(c)             The Grantee agrees, while employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that the Grantee may discover, find, develop or otherwise have available to the Grantee in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.